Exhibit 10.1

FIRST AMENDMENT TO THE PUT AND CALL AGREEMENT

THIS FIRST AMENDMENT TO THE PUT AND CALL AGREEMENT (this “Amendment”) is made as of April 12, 2012 among KMVN, LLC (“Operating”), KMVN License, LLC (“Licensee” and together with Operating, “Emmis”), Grupo Radio Centro LA, LLC (“GRC”), solely for the purpose of guaranteeing the obligations of GRC, Grupo Radio Centro, S.A.B. de C.V. (“Guarantor”), 93.9 Holdings, Inc. (“93.9 Holdings”) and 93.9 License, LLC (“93.9 LicenseCo”). Capitalized terms used herein and not defined have the respective meanings set forth in the Put and Call Agreement (as defined below).

Recitals

A. Emmis, GRC and Guarantor are parties to the Put and Call Agreement dated April 3, 2009 (the “Put and Call Agreement”) with respect the possible sale by Emmis and purchase by GRC or a Qualified Designee of the Station Assets. The parties desire to amend the Put and Call Agreement as set forth herein.

B. Pursuant to Section 12.3 of the Put and Call Agreement, GRC wishes to designate each of 93.9 Holdings and 93.9 LicenseCo (collectively, the “93.9 Entities”) as a Qualified Designee and assign its rights and obligations under the Put and Call Agreement to the 93.9 Entities in the manner provided in Section 2 below.

Agreement

NOW, THEREFORE, taking the foregoing into account, and in consideration of the mutual covenants and agreements set forth herein, the parties, intending to be legally bound, hereby agree as follows:

1. Amendment. Subject to Section 3 below, the parties hereby amend the Put and Call Agreement as follows:

(a) Section 2.4 is amended and restated in its entirety to read as follows:

“In consideration for the sale of the Station Assets to GRC, at Closing GRC shall pay Emmis, by wire transfer of immediately available funds (a) in the event Closing occurs on or before March 27, 2013, the sum of Eighty-Five Million Five Hundred Thousand Dollars ($85,500,000) or (b) in the event Closing occurs after March 27, 2013, the sum of One Hundred Ten Million Dollars ($110,000,000), in each case, subject to adjustment pursuant to Section 2.5 (the “Purchase Price”).”

(b) Section 2.7(a) is amended and restated in its entirety to read as follows:

“Unless otherwise mutually agreed by the parties, and subject to satisfaction or waiver of the applicable conditions set forth in Articles 7 and 8 below, the consummation of the sale and purchase of the Station Assets provided for in this Agreement (the “Closing”) shall occur on the date ten (10) business days after the date of the Initial Order (as defined below); provided, however that in no event shall Closing occur on or before July 3, 2012 without the consent of GRC. In the event a Contested Initial Order is obtained, GRC may elect by written notice to Emmis (a “Finality Election”), at any time during the ten (10) business days following the date on which such Contested Initial Order is obtained, to have the satisfaction of the condition set forth in Section 8.3 (FCC Authorization) require that such Contested Initial Order becomes a Final Order, in which case, if Emmis grants the extension under the last sentence of Section 3 of the First Amendment to this Agreement, Closing shall occur on the date ten (10) business days after the date the FCC Consent becomes a Final Order, subject to satisfaction or waiver of the applicable conditions set forth in Articles 7 and 8 below. The date on which the Closing is to occur is referred to herein as the “Closing Date.”

(c) A new Section 6.13 shall be added to the Put and Call Agreement as follows:

“6.13. Debt Financing. If Closing is to occur on or before March 27, 2013, in order to facilitate Closing occurring as promptly as practicable following the date of the FCC Consent by Initial Order or Final Order, as the case may be, GRC shall use its reasonable best efforts to obtain the Debt Financing and, in the event it is unable to obtain the Debt Financing or the Debt Financing becomes unavailable, then GRC shall use its reasonable best efforts promptly to arrange for alternative debt financing, including from alternative sources, on terms and conditions no less favorable to GRC than those set forth in that certain term sheet dated as of February 3, 2012 between the Guarantor and Credit Suisse (“Alternative Debt Financing”) as promptly as practicable following the occurrence of such event.”

(d) Section 8.3 is amended and restated in its entirety to read as follows:

“8.3 FCC Authorization. Any of the following occur: (a) An Initial Order that is not a Contested Initial Order shall have been obtained, (b) a Contested Initial Order shall have been obtained and GRC shall not have timely made a Finality Election with respect thereto, or (c) GRC shall have made a Finality Election and a Final Order is obtained.”

(e) A new Section 8.7 shall be added to the Put and Call Agreement as follows:

“8.7 Purchase Price. If Closing is to occur on or before March 27, 2013, the lender under the Debt Financing or Alternative Debt Financing, as the case may be, shall have disbursed to the Guarantor, GRC or Qualified Designee, and the Guarantor, GRC or Qualified Designee shall have received, an amount equal to the Purchase Price.”

(f) The second sentence of Section 12.3 is amended and restated in its entirety to read as follows:

“Notwithstanding anything herein to the contrary, if at the time the Put or Call is exercised GRC is not qualified to acquire the Station under the FCC’s rules and policies, then not later than the time for filing the FCC Application, GRC shall designate a third party or parties (each, a “Qualified Designee” and collectively, the “Qualified Designees”) that, individually or collectively, (a) is qualified under the FCC’s rules to acquire the Station, (b) has the ability to pay the Purchase Price at Closing and (c) assumes this Agreement in writing; provided, however, that if the Call is exercised by GRC on or prior to April 13, 2012 to acquire the Station Assets for a Purchase Price equal to $85,500,000, then GRC may designate a Qualified Designee who (a) is qualified under the FCC’s rules to acquire the Station and (b) assumes this Agreement in writing.”

(g) The following definitions shall be added to Exhibit A to the Put and Call Agreement.

“Contested Initial Order” means an Initial Order for which an objection or petition to deny to the grant of the FCC Application has been filed prior to the date the Initial Order is issued.”

“Debt Financing” means the loan facility contemplated by that certain term sheet dated as of February 3, 2012 between the Guarantor and Credit Suisse.”

“Initial Order” means an FCC Consent by initial order issued by the FCC staff.

2. Call; Qualified Designation; Assignment and Assumption. Taking the foregoing amendment into account, subject to Section 3 below, GRC hereby exercises the Call effective as of the date of this Amendment, and pursuant to Section 12.3 of the Put and Call Agreement, GRC hereby designates the 93.9 Entities as Qualified Designees for all purposes of the Put and Call Agreement and, in connection therewith, assigns, transfers and conveys to the 93.9 Entities all of its rights under and interests in the Put and Call Agreement (the “Assigned Rights”) and assigns to the 93.9 Entities all of GRC’s obligations and liabilities under and in connection with the Put and Call Agreement (the “Assumed Obligations”); provided, however, that such assignment shall not relieve GRC of any of its obligations under the Put and Call Agreement. 93.9 LicenseCo hereby (a) accepts the foregoing assignment of Assigned Rights to the extent it relates to the ownership of FCC Licenses; (b) assumes the Assumed Obligations to the extent it relates to the ownership of FCC Licenses; and (c) in the case of each of the foregoing clauses (a) and (b), agrees to be bound by the applicable terms of the Put and Call Agreement. 93.9 Holdings hereby (a) accepts the foregoing assignment of Assigned Rights to the extent it does not relate to the ownership of FCC Licenses; (b) assumes the Assumed Obligations to the extent it does not relate to the ownership of FCC Licenses; and (c) in the case of each of the foregoing clauses (a) and (b), agrees to be bound by the applicable terms of the Put and Call Agreement. The 93.9 Entities acknowledge and agree that the effect of the preceding two sentences is that the 93.9 Entities shall collectively succeed to all rights, obligations, duties and liabilities of GRC under the Put and Call Agreement. On and after the date of this Amendment, each of 93.9 Holdings and 93.9 LicenseCo shall be entitled to exercise all of GRC’s rights, powers and privileges under the Put and Call Agreement and shall be liable and responsible, on a joint and several basis, for the payment and performance of all of GRC’s liabilities and obligations under the Put and Call Agreement, in each case as if it were “GRC” thereunder (it being understood and agreed that at Closing the assignment of FCC authorizations assigning the FCC Licenses from Emmis to GRC pursuant to Section 9.1(iv) of the Put and Call Agreement shall be made to 93.9 LicenseCo). Emmis acknowledges and agrees that the first sentence of this Section 2 constitutes a “Call Notice” for purposes of the Put and Call Agreement.

3. Rescission of Call. The parties acknowledge and agree that, in connection with the Call exercised by GRC pursuant to Section 2 above, if Closing does not occur on or before the earlier of:

(a) March 27, 2013, or

(b) the later of:

(i) July 3, 2012, or

(ii) the date ten (10) business days after the Initial Order (the “Target Date”), unless the condition set forth in Section 8.7 of the Put and Call Agreement is not then satisfied, in which event the Target Date shall be the date thirty (30) calendar days after the Initial Order, then the Call exercised by GRC pursuant to Section 2 and the amendments set forth in Section 1 hereof and the terms of Section 2 hereof shall be deemed to be automatically rescinded in their entirety and shall be deemed null and void without need for further action and thereafter the parties shall be restored for all purposes to their positions had this Amendment not been entered into and the Call had not been exercised by GRC. The parties acknowledge that if GRC makes a Finality Election, Emmis may (but is not obligated to) extend the applicable period set forth in Section 3(b)(ii) above.

4. Collateral Assignment. On the date hereof each of 93.9 Holdings and 93.9 LicenseCo shall execute and deliver to Bank of America the attached acknowledgment and agreement regarding collateral assignment.

5. Miscellaneous. Except as expressly set forth herein, the Put and Call Agreement has not been amended or modified and remains in full force and effect. Without limiting the foregoing, Guarantor hereby acknowledges and agrees that its obligations set forth in Section 12.12 of the Put and Call Agreement remain in effect with respect to the Put and Call Agreement as amended and assigned and assumed. The construction and performance of this Amendment shall be governed by the laws of the State of California without giving effect to the choice of law provisions thereof. Venue for any suit to enforce this Amendment shall be in the appropriate state or federal court in Los Angeles, California. This Amendment may be executed in separate counterparts, each of which will be deemed an original and all of which together will constitute one and the same Amendment. Each of the parties hereto shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary to consummate and make effective the transactions contemplated by this Amendment.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO FIRST AMENDMENT TO PUT AND CALL AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

EMMIS:	KMVN, LLC

	By:	Emmis Operating Company, its Manager

	By:	/s/ J. Scott Enright
Name: J. Scott Enright
Title: Executive Vice President and General Counsel

KMVN LICENSE, LLC

	By:	KMVN, LLC, its Manager

	By:	Emmis Operating Company, its Manager

	By:	/s/ J. Scott Enright
Name: J. Scott Enright
Title: Executive Vice President and General Counsel

93.9 LICENSECO:	93.9 LICENSE, LLC

	By:	93.9 Holdings, Inc., its Manager

	By:	/s/ Francisco Aguirre Cranz
Name: Francisco Aguirre Cranz
Title: President

93.9 HOLDINGS:	93.9 HOLDINGS, INC.

	By:	/s/ Francisco Aguirre Cranz
Name: Francisco Aguirre Cranz
Title: President

GRC:	GRUPO RADIO CENTRO LA, LLC

	By:	/s/ Carlos Aguirre Gomez
Name: Carlos Aguirre Gomez
Title: Chief Executive Officer

GUARANTOR:	GRUPO RADIO CENTRO, S.A.B de C.V.

	By:	/s/ Carlos Aguirre Gomez
Name: Carlos Aguirre Gomez
Title: Chief Executive Officer

ACKNOWLEDGMENT AND AGREEMENT REGARDING

COLLATERAL ASSIGNMENT OF BRIDGE TO SALE TRANSACTION DOCUMENTS

Dated April 12, 2012

FOR VALUE RECEIVED, the undersigned (the “Acquiring Party”), hereby:

(A) acknowledges receipt of that certain Collateral Assignment of Bridge to Sale Transaction Documents, dated as of April 3, 2009 (the “Assignment”), from EMMIS OPERATING COMPANY, an Indiana corporation (the “Borrower”), KMVN, LLC, an Indiana limited liability company (“KMVN”), KMVN LICENSE, LLC, an Indiana limited liability company (“KMVN License” and, together with KMVN and the Borrower, the “Assignors” and each individually, an “Assignor”), to and for the benefit of BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Assignee”) for itself and the other Lenders to the Credit Agreement referred to therein;

(B) consents to the terms thereof;

(C) acknowledges that the Assignee (together with its successors and assigns), may, as and to the extent provided in the Assignment, enforce at all times, subject to all defenses and offsets, if any, the Acquiring Party may have against the Assignors, any and all of each Assignor’s rights against the Acquiring Party under the provisions of the Bridge to Sale Transaction Documents notwithstanding any term or provision contained in the Bridge to Sale Transaction Documents to the contrary;

(D) acknowledges and agrees that the Assignee does not assume any of the obligations of the Assignors under the Bridge to Sale Transaction Documents;

(E) acknowledges that, as of the date hereof, the Assignee, for the benefit of the Lenders and the Assignee, has been granted a security interest in certain assets of KMVN and KMVN License, as such assets are generally described on Exhibit A attached hereto; and

(F) agrees that in event that the Acquiring Party shall make any assignment of any Bridge to Sale Transaction Document or any of its rights thereunder, the Acquiring Party shall cause such proposed assignee to execute and deliver an acknowledgment and agreement to collateral assignment agreement as provided in Section 3(h) of the Assignment.

Nothing in this Acknowledgment and Agreement shall release any Assignor from any of its obligations under any Bridge to Sale Transaction Document.

Capitalized terms not defined herein shall have the meaning given them in the Assignment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has caused this Acknowledgment and Agreement to be duly executed on the date first written above.

ACQUIRING PARTY: 93.9 LICENSE, LLC
By:	93.9 Holdings, Inc., its Manager

By:
Name:
Title:

93.9 HOLDINGS, INC.

By:
Name: Title:

Exhibit A

(a) (i) all contract rights held by such Assignor and the rights to the payment of money owing to such Assignor and all payments received by such Assignor (whether in cash or otherwise), in each case, under any such Bridge to Sale Transaction Document, (ii) proceeds of the sale of a Station or assets used in connection therewith (including, without limitation, the FCC License associated with such Station) owing to such Assignor pursuant to the terms of any such Bridge to Sale Transaction Document, (iii) all instruments (including promissory notes), documents (including, if applicable, electronic documents), accounts, chattel paper (whether tangible or electronic), deposit accounts, letter of credit rights, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, and all general intangibles (including all payment intangibles), in each case to the extent constituting payments or proceeds received by or owing to such Assignor under any such Bridge to Sale Transaction Document, and (iv) in respect of clause (a)(i), clause (a)(ii) and clause (a)(iii) hereof, all proceeds thereof received by or owing to such Assignor;